                                                                     Exhibit 3.1

                               VOTING AGREEMENT

          THIS IS A VOTING AGREEMENT, dated as of November 15, 2000, and amended as of January 9, 2001 (the "Agreement"), by and among Manhattan Acquisition
                            ---------
Corp., a Delaware corporation (the "Company"), and the entities and individuals
                                    -------
set forth on the signature pages hereto (the "Stockholders").
                                              ------------

                                   Background
                                   ----------

          A. The Stockholders as a group beneficially own 1,029,822 shares of Common Stock, par value $.001 per share (the "Baker Common Stock") of Il Fornaio
                                              ------------------
(America) Corporation, a Delaware corporation ("Baker"), and 1,000,722 options
                                                -----
to purchase shares of Baker Common Stock.

          B. The Company has entered into the Agreement and Plan of Merger, dated as of the date hereof (as it may hereafter be amended, the "Merger
                                                                  ------
Agreement"), with Baker, whereby the Company will be merged (the "Merger") with
---------                                                         ------
and into Baker.  Baker will be the surviving corporation in such Merger.

          C. Pursuant to the Securities Purchase and Contribution Agreement, dated as of the date hereof (as it may hereafter be amended, the "Securities
                                                                  ----------
Purchase Agreement"), by and among the Company, Bruckmann, Rosser, Sherrill &
------------------
Co. II, L.P., a Delaware limited partnership ("BRS"), and certain of the
                                               ---
Stockholders, certain of the Stockholders have agreed to purchase securities of the Company and to deliver as purchase price shares of Baker Common Stock or cancellation of options to purchase shares of Baker Common Stock.

          D. In consideration of the mutual undertakings of the parties hereinafter set forth and in order to induce the Company to enter into the Merger Agreement and the Securities Purchase Agreement, the Stockholders wish to agree to certain restrictions regarding their voting rights, and to grant a proxy to the Company, with respect to the shares of capital stock of Baker owned by them, subject to the terms and conditions hereinafter set forth.

                                     Terms
                                     -----

          In consideration of the mutual representations, warranties and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                         VOTING OF CERTAIN SHARES AND
                      OTHER COVENANTS OF THE STOCKHOLDERS
                      -----------------------------------

          1.1.  Voting of Shares.  From the date hereof until the termination
                ----------------
of this Agreement pursuant to Section 3.3 hereof (the "Term"), at any meeting of
                                                       ----
the stockholders of Baker, however called, and in any action by consent of such stockholders, each Stockholder will vote (or give consent in respect of) the shares of Baker Common Stock beneficially owned by such Stockholder (i) in favor of the Merger and adoption of the Merger Agreement (as amended from time to time), (ii) against any Acquisition Proposal (as defined in the Merger Agreement) and against any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Baker under the Merger Agreement or which is reasonably likely to result in any of the conditions of Baker's or the Company's obligations under the Merger Agreement not being fulfilled, any change in the directors of Baker, any change in the present capitalization of Baker or any amendment to Baker's certificate of incorporation or bylaws, any other material change in Baker's corporate structure or business, or any other action which could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement or the likelihood of such transactions being consummated and (iii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of stockholders or in such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing, including the ability for the Company or its nominees to vote such Baker Common Stock directly. Each Stockholder will use his, her or its best efforts to cast such Stockholder's vote or give such Stockholder's consent in accordance with the procedures communicated to the Stockholder by Baker relating thereto so that the vote or consent shall be duly counted for purposes of determining that a quorum is present and for purposes of recording the results of the vote or consent taken. As used herein, the term "beneficially own" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

          1.2.    No Inconsistent Arrangements.  Except as contemplated by this
                  ----------------------------
Agreement, each Stockholder will not during the Term (i) transfer (which term shall include any sale, assignment, gift, pledge, hypothecation or other disposition), or consent to any transfer of, any or all of the shares of Baker Common Stock, or options to purchase such shares, that are beneficially owned by such Stockholder, or any interest therein, or create or, permit to exist any Lien on such securities, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all such securities, or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to such securities, (iv) deposit such securities into a voting trust or enter into a voting agreement or arrangement with respect to such securities, or (v) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or by the Merger Agreement.

          1.3.    Proxy.  Each Stockholder hereby revokes any and all prior
                  -----
proxies or powers of attorney in respect of any shares of Baker Common Stock beneficially owned by such Stockholder and constitutes and appoints the Company, or any nominee thereof, with full power of substitution and re-substitution, at any time during the Term, as its true and lawful attorney and proxy (its "Proxy"), for and in its name, place and stead, to demand that the Secretary of
 -----
Baker call a special meeting of the stockholders of Baker for the purpose of considering any matter referred to in Section 1.1 and to vote each share of Baker Common Stock beneficially owned by such Stockholder as its Proxy with regard to any matter referred to in Section 1.1, at every annual, special, adjourned or postponed meeting of the stockholders of Baker, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to Baker, that the Delaware General Corporation Law may permit or require as provided in Section 1.1.

THE FOREGOING PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST THROUGHOUT THE TERM.

          1.4.    Waiver of Appraisal Rights.  Each Stockholder hereby waives
                  --------------------------
any rights of appraisal or rights to dissent from the Merger.

          1.5.    Stop Transfer.  Each Stockholder will not request that Baker
                  -------------
or the Company (or their respective registrars or transfer agents) register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of shares of Baker Common Stock beneficially owned by such Stockholder, unless such transfer is made in compliance with this Agreement.

          1.6.    No Solicitation.  During the Term, each Stockholder will not,
                  ---------------
nor shall it permit or authorize any of its officers, directors, employees, agents or representatives (collectively, the "Representatives") to, (i) solicit
                                              ---------------
or initiate, or encourage, directly or indirectly, any inquiries regarding the submission of, any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information or date with respect to, or take any other action to knowingly facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal or approve or agree or resolve to approve any Acquisition Proposal. Upon execution of this Agreement, each Stockholder will, and it will cause its Representatives to, immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Each Stockholder will promptly (and in any event, within 24 hours) advise the Company orally and in writing of any request for information or the submission or receipt of any Acquisition Proposal, or any inquiry with respect to or which could lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry and the identity of the person making any such request, Acquisition Proposal or inquiry and such Stockholder's response or responses thereto. This Section 1.6 relates only to action taken or omitted by any Stockholder in his, her or its capacity as such, and does not restrict or require action taken or omitted by such Stockholder or any person affiliated with such Stockholder in his or her capacity, if any, as an officer or director of Baker so long as any such action of such Stockholder or any person affiliated with such Stockholder in his or her capacity as an officer or director of Baker is not in breach of the terms and provisions of the Merger Agreement.

                                  ARTICLE II

                        REPRESENTATIONS, WARRANTIES AND
                         COVENANTS OF EACH STOCKHOLDER
                         -----------------------------

          2.1.    Representations, Warranties and Covenants of Each Stockholder.
                  -------------------------------------------------------------
Each of the Stockholders severally represents and warrants to, and covenants and agrees with, the Company as to itself that:

                  (a) Such Stockholder has full legal right, power and authority (including the due authorization by all necessary corporate, limited liability company or partnership action in the case of Stockholders who are corporations, limited liability companies or partnerships) to enter into this Agreement and to perform such Stockholder's obligations hereunder without the need for the consent of any other person or entity; and this Agreement has been duly authorized, executed and delivered by such Stockholder.

                  (b) To the knowledge of the Stockholders, the execution, delivery and performance of this Agreement by each Stockholder does not contravene or violate any laws, rules or regulations applicable to it.

                  (c) Each Stockholder represents that it is and will at Closing be the sole record (except as otherwise noted on Schedule I) and
                                                         ----------
beneficial owner of, with Control (as defined below) over, the shares of Baker Common Stock and/or options to purchase Baker Common Stock set forth beside his, her or its name on Schedule I, free and clear of any pledge, lien, security
                   ----------
interest, mortgage, charge, claim, equity, option, proxy, voting restriction, voting trust or agreement, understanding, arrangement, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind ("Lien"), other than restrictions imposed by the securities laws or
           ----
Liens arising under this Agreement, the Merger Agreement and the Securities Purchase Agreement (and, in the case of such options, the terms of the option agreement and plan document relating thereto). Such Stockholder does not beneficially own any equity securities of Baker other than the securities set forth on Schedule I. For purposes of this Agreement, "Control" shall mean the
         ----------                                   -------
right, power and authority to vote and to sell shares of Baker Common Stock and/or options to purchase Baker Common Stock without the need for the consent of any other person or entity.

                                  ARTICLE III

                                 MISCELLANEOUS
                                 -------------

          3.1.    Definitions.  Capitalized terms used but not otherwise defined
                  ------------
in this Agreement have the meanings assigned to such terms in the Merger Agreement.

          3.2.    Amendment and Modification.
                  --------------------------

                  (a) Any of the provisions of this Agreement may be amended or modified pursuant to a writing executed by the Company and each of the parties hereto.

                  (b) Any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and
(iii) waive compliance by the other parties hereto with any of their agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party.

                  (c) The failure of any party hereto to exercise any right, power, or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          3.3.    Termination.  This Agreement will terminate and be of no
                  ------------
further force and effect (i) by the written mutual consent of the parties hereto, (ii) automatically and without any required action of the parties hereto immediately following the Effective Time (as defined in the Merger Agreement),
(iii) upon termination of the Merger Agreement in accordance with its terms (provided, however, that if such termination is effected under Section 7.1(d) as a result of the failure of the stockholders of Baker to approve the Merger Agreement, termination of this Agreement will alternatively occur on the date that is 90 days after such termination of the Merger Agreement) or (iv) unless otherwise determined by BRS, on May 31, 2001. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.

          3.4.    Survival of Representations and Warranties.  The
                  ------------------------------------------
representations and warranties set forth in Article II will survive the execution and delivery of this Agreement, the Closing Date and the consummation of the transactions contemplated hereby, regardless of any investigation made by a Stockholder or on its behalf. No other representations, warranties or covenants set forth herein shall so survive.

          3.5.    Assignment; Successors and Assigns; Entire Agreement.  This
                  ----------------------------------------------------
Agreement may not be assigned by any party by operation of law or otherwise without the prior written consent of the Company. This Agreement constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, and this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          3.6.    Severability.  In the event that any provision of this
                  ------------
Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

          3.7.    Notices.  All notices provided for or permitted hereunder
                  -------
shall be made in writing by hand-delivery, registered or certified first-class mail, telex, fax or air courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

                  If to the Company:

                  c/o Bruckmann, Rosser, Sherrill & Co., L.P.
                  126 East 56th Street, 29th Floor
                  New York, New York 10022
                  Attention: Harold O. Rosser, II
                  Fax:  212-521-3799

                  with a copy to:

                  Dechert
                  4000 Bell Atlantic Tower
                  1717 Arch Street
                  Philadelphia, PA 19103
                  Attention:  Carmen J. Romano, Esq.
                              David S. Denious, Esq.
                  Fax:  215-994-2222

          If to any Stockholder to its address as listed on the signature pages hereof.

          All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if faxed; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          3.8.    Governing Law.  Except to the extent the provisions of the
                  -------------
Delaware General Corporation Law apply mandatorily hereto, the validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, regardless of the laws that might otherwise govern under principles of conflicts of law applicable thereto.

          3.9.    Headings.  The headings in this Agreement are for convenience
                  --------
of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect. Unless otherwise specified, section references herein refer to sections of this Agreement and schedules and exhibits refer to schedules and exhibits attached hereto.

          3.10.   Counterparts.  This Agreement may be executed in two or more
                  ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

          3.11.   Further Assurances.  Each party shall cooperate and take such
                  ------------------
action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

          3.12.   Remedies.  In the event of a breach or a threatened breach by
                  --------
any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Accordingly, if the Company should institute an action or proceeding seeking specific enforcement of the provisions hereof, each Stockholder hereby waives the claim or defense that the Company, as the case may be, has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Each Stockholder further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

          3.13.   Pronouns.  Whenever the context may require, any pronouns
                  --------
used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              MANHATTAN ACQUISITION CORP.

                              By:  /s/  Harold O. Rosser
                                   ------------------------------
                                        Name:  Harold O. Rosser
                                        Title: President

                              "STOCKHOLDERS"

                              /s/  Laurence B. Mindel
                              -----------------------------------
                              Laurence B. Mindel

                              Address:  Il Fornaio
                                        770 Tamalpais Drive, #400
                                        Corte Madera, CA 94925


                              /s/  Michael J. Hislop
                              -----------------------------------
                              Michael J. Hislop

                              Address:  Il Fornaio
                                        770 Tamalpais Drive, #400
                                        Corte Madera, CA 94925


                              /s/  Michael J. Beatrice
                              -----------------------------------
                              Michael J. Beatrice

                              Address:  36 Mahogany Drive
                                        San Rafael, CA 94903


                              /s/  Peter P. Hausback
                              -----------------------------------
                              Peter P. Hausback

                              Address:  Il Fornaio
                                        770 Tamalpais Drive, #400
                                        Corte Madera, CA 94925

                              /s/  F. Warren Hellman
                              -----------------------------------
                              F. Warren Hellman

                              Address:  Hellman & Friedman L.L.C.
                                        One Maritime Plaza, 12th Floor
                                        San Francisco, CA 94111


                              /s/  Dean A. Cortopassi
                              -----------------------------------
                              Dean A. Cortopassi

                              Address:  San Tomo Group
                                        11280 N. Alpine Rd.
                                        Stockton, CA 95212


                              /s/  Joan A. Cortopassi
                              -----------------------------------
                              Joan A. Cortopassi

                              Address:  San Tomo Group
                                        11280 N. Alpine Rd.
                                        Stockton, CA 95212


                              /s/  Donald G. Lenz
                              -----------------------------------
                              Donald G. Lenz

                              Address:  San Tomo Group
                                        11280 N. Alpine Rd.
                                        Stockton, CA 95212


                              /s/  W. Scott Hedrick
                              -----------------------------------
                              W. Scott Hedrick

                              Address:  InterWest Partners
                                        3000 Sand Hill Road
                                        Bldg. Three, Ste. 255
                                        Menlo Park, CA 94025



                              /s/ Carlo Veggetti
                              -----------------------------------
                              Carlo Veggetti

                              Address:  c/o Mrs. Flavia Alberti
                                        C.S. P.B.
                                        Casella Postale 2836
                                        CH-6900 Lugano
                                        Suisse

                              Mindel Family Trust


                              By:   /s/  Laurence B. Mindel
                                    -----------------------------------
                                    Name:  Laurence B. Mindel
                                    Title: Trustee

                              Address:  Il Fornaio
                                        770 Tamalpais Drive, #400
                                        Corte Madera, CA 94925
                                        Attn: Laurence B. Mindel

                              Trust created for the benefit of Laurence B.
                              Mindel and his family


                              By:   /s/  Laurence B. Mindel
                                    -------------------------------------
                                    Name:   Laurence B. Mindel
                                    Title:  Trustee

                              Address:  Il Fornaio
                                        770 Tamalpais Drive, #400
                                        Corte Madera, CA 94925
                                        Attn: Laurence B. Mindel

                              The Mindel Living Trust


                              By:   /s/  Laurence B. Mindel
                                    -------------------------------------
                                    Name:   Laurence B. Mindel
                                    Title:  Trustee


                              Address:  Il Fornaio
                                        770 Tamalpais Drive, #400
                                        Corte Madera, CA 94925
                                        Attn: Laurence B. Mindel

                              FWH Associates


                              By:  /s/ F. Warren Hellman           ,
                                   --------------------------------
                                   its general partner
                                   Name:   F. Warren Hellman
                                   Title:  Trustee

                              Address:  Hellman & Friedman L.L.C.
                                        One Maritime Plaza, 12th Floor
                                        San Francisco, CA 94111
                                        Attn: F. Warren Hellman


                              Marco H. Hellman Trust "B"


                              By:  /s/ F. Warren Hellman
                                   --------------------------------
                                   Name:   F. Warren Hellman
                                   Title:  Trustee

                              Address:  Hellman & Friedman L.L.C.
                                        One Maritime Plaza, 12th Floor
                                        San Francisco, CA 94111
                                        Attn: F. Warren Hellman


                              Stanislaus Food Products Company


                              By:  /s/ Dean A. Cortopassi
                                   --------------------------------
                                   Name:  Dean A. Cortopassi
                                   Title:  Trustee

                              Address:  San Tomo Group
                                        11292 N. Alpine Rd.
                                        Stockton, CA 95212
                                        Attn: Dean A. Cortopassi

                              Capecchio Foundation


                              By:  /s/ Dean A. Cortopassi
                                   --------------------------------
                                   Name:   Dean A. Cortopassi
                                   Title:  Trustee

                              Address:  San Tomo Group
                                        11292 N. Alpine Rd.
                                        Stockton, CA 95212
                                        Attn: Dean A. Cortopassi

                                                                      Schedule I
                                                                      ----------
                               Securities Owned
                               ----------------

                                                                           Number of Shares of Baker
                                        Shares of Baker Common              Common Stock Purchasable
Name of Stockholder                   Stock Beneficially Owned/*/      under Options Beneficially Owned/*/*/
--------------------------------    ------------------------------    ----------------------------------------
Laurence B. Mindel(1)                          679,536                                  112,496
Mindel Family Trust(1)                           7,195                                        0
Trust created for the benefit                    9,157                                        0
 of Laurence B. Mindel and his
 family(1)
The Mindel Living Trust(1)                     663,184                                        0
Michael J. Hislop                                    0                                  684,056
Michael J. Beatrice                                  0                                  130,610
Peter P. Hausback                                    0                                   43,560
F. Warren Hellman(2)                           137,854                                   10,500
FWH Associates(2)                              125,802                                        0
Marco H. Hellman Trust "B"(2)                    2,052                                        0
Dean A. Cortopassi(3)                          117,794                                   12,000
Joan A. Cortopassi(3)                           60,000                                        0
Donald G. Lenz(3)                               60,000                                        0
Stanislaus Food Products                        57,794                                        0
  Company(3)
Capecchio Foundation(3)                         60,000                                        0
W. Scott Hedrick                                14,879                                    7,500
Carlo Veggetti(4)                               79,759                                        0

(1) Includes 7,195 shares held of record by the Mindel Family Trust, 9,157 shares held of record by a Trust created for the benefit of Laurence B. Mindel and his family, and 663,184 shares held by The Mindel Living Trust. Mr. Mindel represents and warrants that he is a trustee of these three trusts.

(2) Includes 125,802 shares held of record by FWH Associates, a California limited partnership. Mr. Hellman represents and warrants that he is a general partner of FWH Associates. Also includes 2,052 shares held of record by Marco H. Hellman Trust "B".

________________________
/*/ Exclusive of shares purchasable under options set forth in the adjacent column.

/*/*/   Exclusive of any vesting limitations.

(3) Includes 57,794 shares held of record by Stanislaus Food Products Company, a California corporation. Mr. Cortopassi represents and warrants that he is Chief Executive Officer and a controlling stockholder of Stanislaus Food Products Company. Includes 60,000 shares held of record by the Capecchio Foundation, a California not-for-profit corporation, the Board of Directors of which is comprised of Mr. Cortopassi, Mrs. Cortopassi and Mr. Lenz.

(4)  Mr. Veggetti's shares are held in "street" name.